Exhibit 10.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

SERIES WV07	WARRANT TO PURCHASE
NO. 001	500,000 SHARES OF COMMON STOCK

WARRANT TO PURCHASE
COMMON STOCK
OF
NEOPROBE CORPORATION

This certifies that, for value received, David C. Bupp, Cynthia B. Gochoco, and Walter H. Bupp, as joint tenants with right of survivorship, or their registered permitted assigns (collectively, the “Holder”), is entitled to purchase from NEOPROBE CORPORATION, (the “Company”), a corporation organized and existing under the laws of the State of Delaware, subject to the terms and conditions set forth below, at any time on before 5:00 P.M., Eastern time, on the Expiration Date (as defined below), the number of fully paid and nonassessable shares of common stock, $0.001 par value, of the Company (“Common Stock”) stated above at the Purchase Price (as defined below). The Purchase Price and the number of shares purchasable hereunder are subject to adjustment as provided below. This Warrant is issued pursuant to the terms of a 10% Convertible Note Purchase Agreement dated as of July 3, 2007, as the same may be amended, modified or supplemented pursuant to the terms thereof (the “Purchase Agreement”), and is subject to the terms thereof.

ARTICLE I

DEFINITIONS

Section 1.1.  (a) The term “Business Day” as used in this Warrant means a day other than a Saturday, Sunday or other day on which national banking associations whose principal offices are located in the State of Ohio are authorized by law to remain closed.

(b) The term “Expiration Date” as used in this Warrant means the date of expiration of the sixty (60) month period immediately after the Exercise Date (as defined in Section 2.1 hereof) or, if that day is not a Business Day, as defined above, at or before 5:00 P.M. Eastern time on the next following Business Day.

(c) The term “Purchase Price” as used in this Warrant shall mean thirty-one cents ($0.31), as may be adjusted pursuant to the terms of Article III hereof.

(d) The term “Warrant” as used in this Warrant means this Warrant and Warrants of like tenor to purchase up to the amount of Warrant Shares (as defined below), indicated on the first page of the Warrant.

(e) The term “Warrant Shares” as used in this Warrant means the shares of Common Stock issuable upon exercise of the Warrant.

ARTICLE II

DURATION AND EXERCISE OF WARRANT

Section 2.1. This Warrant may be exercised at any time after 9:00 A.M., Eastern time, on July 3, 2007 (the “Exercise Date”) and before 5:00 P.M., Eastern time, on the Expiration Date.

Section 2.2. (a) The Holder may exercise this Warrant in whole or in part (but not in denominations of fewer than 5,000 Warrant Shares except upon an exercise of the Warrant with respect to the remaining balance of Warrant Shares purchasable hereunder at the time of exercise) by surrender of this Warrant, with the Purchase Form (attached hereto) duly executed, to the Company at its corporate office, together with the applicable Purchase Price of each Warrant Share being purchased in lawful money of the United States, or by certified check or official bank check payable in United States dollars to the order of the Company, subject to compliance with all the other conditions set forth in this Warrant.

(b) Upon receipt of this Warrant with the Purchase Form duly executed and accompanied by payment of the aggregate Purchase Price for the shares of Common Stock for which this Warrant is being exercised, the Company shall cause to be issued certificates for the total number of whole shares (as provided in Section 3.2) of Common Stock for which this Warrant is being exercised in such denominations as the Holder may request, each registered in the name of the Holder or such other name as may be designated by the Holder, and thereafter the Company will promptly deliver, at its sole cost and expense, those certificates to the Holder, together with any other securities or property to which the Holder is entitled upon such exercise.

(c) If the Holder exercises this Warrant with respect to fewer than all the shares of Common Stock that may be purchased by exercise of this Warrant, the Company will execute a new Warrant for the balance of the shares of Common Stock that may be purchased by exercise of this Warrant and deliver that new Warrant to the Holder.

ARTICLE III

ADJUSTMENT OF PURCHASE PRICE, NUMBER
OF SHARES OR NUMBER OF WARRANTS

Section 3.1. The Purchase Price, the number and type of securities issuable on exercise of this Warrant and the number of Warrants outstanding are subject to adjustment from time to time as follows:

(a) If the Company issues any shares of its Common Stock as a dividend on its Common Stock, the Purchase Price then in effect will be proportionately reduced at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive the dividend or other distribution. For example, if the Company distributes one share of Common Stock as a dividend on each outstanding share of Common Stock the Purchase Price would be reduced by 50%. If the Company issues as a dividend on its Common Stock any securities which are convertible into, or exchangeable for, shares of its Common Stock, such dividend will be treated as a dividend of the Common Stock into which the securities may be converted, or for which they may be exchanged, and the Purchase Price shall be proportionately reduced.

(b) If the outstanding shares of Common Stock are subdivided into a greater number of shares of Common Stock, then the Purchase Price will be proportionately reduced at the opening of business on the day following the day when the subdivision becomes effective, and if the outstanding shares of the Common Stock are combined into a smaller number of shares of Common Stock, the Purchase Price will be proportionately increased at the opening of business on the day following the day when the combination becomes effective.

(c) If by reason of a merger, consolidation, reclassification or similar corporate event, the holders of the Common Stock receive securities or assets other than Common Stock, upon exercise of this Warrant after that corporate event, the Holder of this Warrant will be entitled to receive the securities or assets the Holder would have received if the Holder had exercised this Warrant immediately before the first such corporate event and not disposed of the securities or assets received as a result of that or any subsequent corporate event.
(d) Issuance of Common Stock Below Purchase Price.

(i) If the Company shall, at any time and from time to time, after the date hereof, directly or indirectly, sell or issue shares of Common Stock (regardless of whether originally issued or from the Company’s treasury), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock) at a price per share of Common Stock (determined, in the case of rights, options, warrants or convertible or exchangeable securities (collectively, “Securities”), by dividing (x) the total consideration received or receivable by the Company in consideration of the sale or issuance of such Securities, plus the total consideration payable to the Company upon exercise or conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such Securities) which is lower than the Purchase Price in effect immediately prior to such sale or issuance, then, subject to Section 3.1(d)(ii), the Purchase Price shall be reduced to a price determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the number of shares of Common Stock which the aggregate consideration received (in the case of Securities, determined as provided below) for such sale or issuance would purchase at the Purchase Price in effect immediately prior to such sale or issuance and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale or issuance. Such adjustment shall be made successively whenever such sale or issuance is made. For the purposes of such adjustments, the shares of Common Stock which the holder of any such Securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale or issuance of such Securities and the consideration “received” by the Company therefor shall be deemed to be the consideration actually received or receivable by the Company (plus any underwriting discounts or commissions in connection therewith) for such Securities, plus the consideration stated in such Securities to be payable to the Company for the shares of Common Stock covered thereby. If the Company shall sell or issue shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the “price per share of Common Stock” and the “consideration” received or receivable by or payable to the Company for purposes of the first sentence and the immediately preceding sentence of this Section 3.1(d)(i), the fair value of such property shall be determined in good faith by the Board of Directors of the Company. Except as provided below, the determination of whether any adjustment is required under this Section 3.1(d)(i) by reason of the sale or issuance of Securities and the amount of such adjustment, if any, shall be made only at the time of such issuance or sale and not at any subsequent time.

(ii) No adjustment shall be made to the Purchase Price pursuant to Section 3.1(d)(i) in connection with the (A) issuance of shares in any of the transactions described in Section 3.1(a), 3.1(b) , or 3.1(c) hereof; (B) issuance of shares upon exercise of the Warrants; (C) issuance of shares upon conversion of the Notes; (D) issuance of shares of Common Stock upon the exercise of options or the grant of options provided that such options were or are issued pursuant to stock option plans approved by the stockholders of the Company; (E) issuance of shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock as part of a unit in connection with an arm’s length institutional debt financing, (F) issuance of shares of Common Stock upon the exercise or conversion of rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock outstanding on the Effective Date; (G) issuance of shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock in connection with licenses, assignments or other transfers of intellectual property of the Company or Subsidiaries, or rights therein, in connection with cooperative research and development agreements, strategic alliances, or agreements providing for the manufacturing, distribution or sale of products or services of the Company or Subsidiaries; (H) issuance of shares of Common Stock pursuant to the Common Stock Purchase Agreement, dated December 1, 2006, between the Company and Fusion Capital Fund II, LLC, and (I) contributions of Common Stock to the Company’s 401(k) Plan.

(iii) In the event of any change in the number of shares of Common Stock deliverable or any change in the consideration payable to the Company upon exercise, conversion or exchange of any Securities (including, without limitation, by operation of the anti-dilution provisions of such Securities other than those anti-dilution provisions contained within the Securities that are substantially similar to the provisions of Section 3.1(a), 3.1(b), or 3.1(c) hereof), any adjustment to the Purchase Price which was made upon the issuance of such Securities, and any subsequent adjustments based thereon, shall be recomputed to reflect such change, except as provided below, no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise, conversion or exchange of any such Securities. The Company shall make all necessary adjustments (including successive adjustments if required) to the Purchase Price in accordance with Section 3.1. Upon the expiration or termination of the right to exercise, convert or exchange any Securities, any adjustment to the Purchase Price which was made upon the issuance of such Securities, and any subsequent adjustments based thereon, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise, conversion or exchange of such Securities and the actual consideration received therefor (as determined in this Section 3.1).

Section 3.2. Upon each adjustment of the applicable Purchase Price pursuant to Section 3.1 hereof, this Warrant will, after the adjustment, evidence the right to purchase, at the adjusted Purchase Price, the number of shares (calculated to the nearest hundredth) obtained by (i) multiplying the number of shares issuable on exercise of this Warrant immediately prior to the adjustment by the Purchase Price in effect immediately prior to the adjustment and (ii) dividing the resulting product by the Purchase Price in effect immediately after the adjustment. However, the Company will not be required to issue a fractional share or to make any payment in lieu of issuing a fractional share.

Section 3.3. Whenever the Purchase Price or the number of shares or type of securities issuable on exercise of this Warrant is adjusted as provided in this Article III, the Company will compute the adjusted Purchase Price and the adjusted number of Warrant Shares and will prepare a certificate signed by its President or any Vice President, and by its Treasurer or Secretary setting forth the effective date of the adjustment, the adjusted Purchase Price and the adjusted number of Warrant Shares and showing in reasonable detail the facts upon which the adjustments were based and mail a copy of that certificate to the Holder by first class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company.

Section 3.4. If at any time when this Warrant is outstanding the Company:

(a) declares any cash dividend (or authorizes any other distribution) on its Common Stock;

(b) authorizes the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of its capital stock or assets, other than a dividend payable solely in shares of Common Stock;

(c) authorizes a reclassification, split or combination of the Common Stock, or a consolidation or merger to which the Company is a party or a sale or transfer of all or substantially all the assets of the Company that is subject to Section 271(a) of the Delaware General Corporation Law; or

(d) authorizes a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by certified or registered mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company, (i) at least 30 days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such dissolution, liquidation or winding-up; (ii) at least 10 days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger or sale, and (iii) in the case of any such reorganization, reclassification, consolidation; merger, sale, dissolution, liquidation or winding-up, at least 30 days’ written notice of the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend, distribution or option rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with clause (iii) above shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be.

Section 3.5. The form of this Warrant need not be changed because of any change in the Purchase Price or in the number of Warrant Shares, and Warrants issued after that change may continue to describe the Purchase Price and the number of Warrant Shares which were described in this Warrant as initially issued.

ARTICLE IV

OTHER PROVISIONS RELATING TO
RIGHTS OF WARRANT HOLDER

Section 4.1. If this Warrant is duly exercised, the Holder will for all purposes be deemed to become the holder of record of the Warrant Shares as to which this Warrant is exercised, and the certificate for such shares will be dated, on the date this Warrant is surrendered for exercise and the Purchase Price paid in accordance with Section 2.2 hereof, except that if such date is not a Business Day, the Holder will be deemed to become the record holder of the Warrant Shares, and the certificate will be dated, on the next succeeding Business Day. The Holder will not be entitled to any rights as a holder of the Warrant Shares, including the right to vote and to receive dividends, until the Holder becomes or is deemed to become the holder of such shares pursuant to the terms hereof.

Section 4.2. (a) The Company covenants and agrees that it will at all times reserve and keep available for the exercise of this Warrant a sufficient number of authorized but unissued shares of Common Stock to permit the exercise in full of this Warrant.

(b) The Company covenants that all shares of Common Stock issued upon exercise of this Warrant and against payment of the Purchase Price will be duly authorized, validly issued, fully paid and nonassessable and free from all pre-emptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company covenants that it will take all reasonable action as may be necessary to assure that such Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange or automated quotation system upon which the Common Stock may be listed, or any agreement to which the Company may be a party.

Section 4.3. Notices to the Holder relating to this Warrant will be effective on the earliest of actual receipt or the third business day after mailing by first class mail (which shall be certified or registered, return receipt requested), postage prepaid, addressed to the Warrant Holder at the address shown on the books of the Company.

Section 4.4. The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Holder for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

ARTICLE V

TREATMENT OF WARRANT HOLDER

Prior to presentation of this Warrant for registration of transfer, the Company may treat the Holder for all purposes as the owner of this Warrant and the Company will not be affected by any notice to the contrary.

ARTICLE VI

COMBINATION, EXCHANGE AND TRANSFER OF WARRANTS

Section 6.1. Any transfer permitted under this Warrant will be made by surrender of this Warrant to the Company at its principal office with the Form of Assignment (attached hereto) duly executed. In such event the Company will, without charge, execute and deliver a new Warrant to and in the name of the assignee named in the instrument of assignment and this Warrant will promptly be canceled.

Section 6.2. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation of them at the principal office of the Company together with a written notice signed by the Holder, specifying the names and denominations in which new Warrants are to be issued.

Section 6.3. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, or, in the case of mutilation, upon surrender of the mutilated Warrant, the Company will execute and deliver a new Warrant bearing the same terms and date as the lost, stolen or destroyed Warrant, which will thereupon become void.

ARTICLE VII

OTHER MATTERS

Section 7.1. (a) This Warrant and any Warrant Shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (i) to a person who, in the reasonable opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act of 1933 (the “Securities Act”) with respect thereto, and then only against receipt of an agreement of such person to comply with the provisions of this Section 7.1(a) with respect to any resale or other disposition of such securities; or (ii) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

(b) Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any of the Warrant and the issuance of any of the Warrant Shares, all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend:

THE SALE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR UNLESS AN OPINION OF COUNSEL TO THE ISSUER IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

(c) The Holder shall have no right to require the Company to register the Warrant Shares under the Securities Act or any state securities law, except to the extent provided in the Registration Rights Agreement of even date herewith.

Section 7.2. All the covenants and provisions of this Warrant by or for the benefit of the Company will bind and inure to the benefit of its successors and assigns.

Section 7.3. All notices and other communications under this Warrant must be in writing. Any notice or communication to the Company will be effective upon the earlier of actual receipt or the third business day after mailing by first class mail (which shall be certified or registered, return receipt requested), postage prepaid, addressed (until another address is designated by the Company) as follows:

Neoprobe Corporation
425 Metro Place North, Suite 300
Dublin, OH 43017
Attn: Chief Financial Officer
(tele) (614) 793-7500
(fax) (614) 793-7522

Any notice or demand authorized by this Warrant to be given or made by the Company to the Holder must be given in accordance with Section 4.3.

Section 7.4. The Delaware General Corporation Law shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Ohio, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Ohio or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of Ohio. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant in that jurisdiction or the validity or enforceability of any provision of this Warrant in any other jurisdiction.

Section 7.5. Nothing in this Warrant will give any person, corporation or other entity other than the Company and the Holder any right or claim under this Warrant, and all agreements in this Warrant will be for the sole benefit of the Company, the Holder, and their respective successors and permitted assigns.

Section 7.6. The Article headings in this Warrant are for convenience only, are not part of this Warrant and will not affect the interpretation of its terms.

Section 7.7. Any controversy, claim or dispute arising out of or relating to this Warrant or the breach, termination, enforceability or validity of this Warrant, including the determination of the scope or applicability of the agreement to arbitrate set forth in this Section 7.7 shall be determined exclusively by binding arbitration in the City of Columbus, Ohio. The arbitration shall be governed by the rules and procedures of the American Arbitration Association (the “AAA”) under its Commercial Arbitration Rules and its Supplementary Procedures for Large, Complex Disputes; provided that persons eligible to be selected as arbitrators shall be limited to attorneys-at-law each of whom (a) is on the AAA’s Large, Complex Case Panel or a Center for Public Resources (“CPR”) Panel of Distinguished Neutrals, or has professional credentials comparable to those of the attorneys listed on such AAA and CPR Panels, and (b) has actively practiced law (in private or corporate practice or as a member of the judiciary) for at least 15 years in the State of Ohio concentrating in either general commercial litigation or general corporate and commercial matters. Any arbitration proceeding shall be before one arbitrator mutually agreed to by the parties to such proceeding (who shall have the credentials set forth above) or, if the parties are unable to agree to the arbitrator within 15 business days of the initiation of the arbitration proceedings, then by the AAA. No provision of, nor the exercise of any rights under, this Section 7.7 shall limit the right of any party to request and obtain from a court of competent jurisdiction in the State of Ohio, County of Franklin (which shall have exclusive jurisdiction for purposes of this Section 7.7) before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right. Each of the parties hereby submits unconditionally to the exclusive jurisdiction of the state and federal courts located in the County of Franklin, State of Ohio for purposes of this provision, waives objection to the venue of any proceeding in any such court or that any such court provides an inconvenient forum and consents to the service of process upon it in connection with any proceeding instituted under this Section 7.7 in the same manner as provided for the giving of notice under this Warrant. Judgment upon the award rendered may be entered in any court having jurisdiction. The parties hereby expressly consent to the nonexclusive jurisdiction of the state and federal courts situated in the County of Franklin, State of Ohio for this purpose and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum. The arbitrator shall have the power to award recovery of all costs (including attorneys’ fees, administrative fees, arbitrators' fees and court costs) to the prevailing party. The arbitrator shall not have power, by award or otherwise, to vary any of the provisions of this Warrant.

IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as of July 3, 2007.

NEOPROBE CORPORATION.

By:	/s/ Brent L. Larson
Brent L. Larson
Vice President-Finance and Chief Financial Officer

PURCHASE FORM

To Be Executed By The Warrant Holder

To Exercise The Warrant In Whole Or In Part:

To: NEOPROBE CORPORATION

The undersigned (__________________________________)
Please insert Tax ID Number or other
identifying number of Holder

hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, ___________________ shares of Common Stock of Neoprobe Corporation in the amount of $__________ The undersigned requests that certificates for those shares of Common Stock be issued as follows:

Name:	__________________________________________________________

Address:	__________________________________________________________

Deliver to:	__________________________________________________________

Address:	__________________________________________________________

Denominations:	__________________________________________________________

and that, if the number of shares of Common Stock is not all the shares of Common Stock purchasable by exercise of the Warrant, that a new Warrant for the balance of the shares of Common Stock purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below:

Address:	__________________________________________________________

Date:	__________________________________________________________

Signature:	__________________________________________________________

FORM OF ASSIGNMENT

(To Be Executed Only Upon a Permitted Assignment)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ____________________ the all of the undersigned’s right, title and interest in the within Warrant.

Signature ______________________________________

Signature Guaranteed:
_____________________________________